SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): June 22, 1998.



                           E. W. BLANCH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                    1-11794             41-1741779
  (State or other jurisdiction of       (Commission        (I.R.S. Employer
   incorporation or organization)       File Number)      Identification No.)


500 N. Akard, Suite 4500, Dallas, TX                             75201
       (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (214)756-7000


                  3500 West 80th Street, Minneapolis, MN 55431
         (Former name or former address, if changed since last report.)

ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         On November 17, 1997, the Board of Directors of E. W. Blanch Holdings, Inc. (the "Company") approved the acquisition of Swire Blanch MSTC S.A., a corporation validly existing under the laws of the Republic of Argentina. Swire Blanch MSTC S.A., in turn owns, indirctly, 35% of the stock of two Chilean insurance/reinsurance brokerage firms, MSTC Corredores de Seguros Limitada and MSTC Corredores de Reaseguro S.A. In exchange for the 35% interest in these two Chilean entities, the Company, through a subsidiary, Blanch Americas, Inc., (fka/Swire Blanch Americas, Inc.), paid the sellers cash and restricted common stock of the Company, appropriately legended and restricted under Regulation S, in the amounts indicated below. The date of the sale/transfer was June 22, 1998, when the stock certificates were delivered to the escrow agent in Santiago, Chile, who is to hold the certificates for a two-year period pursuant to the terms of the transaction documents dated June 9, 1998.

As part of the purchase price for this acquisition, Blanch Americas, Inc. tendered 13,684 shares of unregistered stock issued by the Company. The securities issued were:

                         Number
       Stock             of
       Certificate       Shares
       Number            Represented      Issued To

       2250              5,605            Inversions Y Rentas Soffia Compania
                                               Limitada
                                          Bucarest 046, 2nd Floor, Office C
                                          Providencia Santiago Chili

       2251              5,605            Inversiones Y Renta Tagce Y Compania
                                               Limitada
                                          Bucarest 046, 2nd Floor, Office C
                                          Providencia Santiago Chili

       2252              2,474            Asesoria E Inversiones Lathrop Y
                                               Compania Limitada
                                          Bucarest 046, 2nd Floor, Office C
                                          Providencia Santiago Chili

Exemption is claimed under Regulation S of the Securities Act of 1933, as amended, Rules 901 - 905.

SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        E. W. BLANCH HOLDINGS, INC.
Date: July 2, 1998

                                        By   /s/   Ian David Packer
                                           ---------------------------------
                                           Ian David Packer
                                           Executive Vice President and
                                                Chief Financial Officer